EXHIBIT 1


                             JOINT FILING AGREEMENT

This will confirm the agreement by and among all of the undersigned that the
Schedule 13D filed on or about this date and any amendments thereto with respect to the beneficial ownership by the undersigned of shares of the common stock, $.01 par value per share, of PanAmSat Corporation is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Date:  December 20, 2000

                               GENERAL MOTORS CORPORATION

                               By: Warren G. Andersen
                                   -------------------------------------------
                                   Name: Warren G. Andersen
                                   Title: Attorney and Assistant Secretary





                               HUGHES COMMUNICATIONS, INC.

                               By: Patrick T. Doyle
                                   -------------------------------------------
                                   Name: Patrick T. Doyle
                                   Title: Senior Vice President




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